Exhibit 5.1

FOLEY & LARDNER LLP

ATTORNEYS AT LAW

100 NORTH TAMPA STREET, SUITE 2700

TAMPA, FL 33602-5810

P.O. BOX 3391

TAMPA, FL 33601-3391

813.229.2300 TEL

813.221.4210 FAX

www.foley.com

CLIENT/MATTER NUMBER

084147/0102

October 17, 2008

Homeowners Choice, Inc.

2340 Drew Street, Suite 200

Clearwater, Florida 33765

Re:	Registration Statement on Form S-8 Relating to the

Homeowners Choice, Inc. 2007 Stock Option and Incentive Plan

Ladies & Gentlemen:

We have acted as counsel for Homeowners Choice, Inc., a Florida corporation (the “Registrant”), in connection with the preparation of a Form S-8 Registration Statement (the “Registration Statement”) relating to shares of the Registrant’s Common Stock, without par value per share (the “Common Stock”), which may be issued or acquired pursuant to the 2007 Stock Option and Incentive Plan (the “Plan”) as filed with the Securities and Exchange Commission on August 29, 2008 pursuant to the Securities Act of 1933, as amended (the “Securities Act”). This opinion letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K. The shares of Common Stock issuable pursuant to the Plan are referred to herein as the “Shares.”

We have examined and are familiar with the Articles of Incorporation of the Registrant filed with the Secretary of State of the State of Florida, Bylaws of the Registrant, proceedings of the Board of Directors of the Registrant in connection with the adoption of the Plan, and such other records and documents of the Registrant, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions set forth in this opinion letter.

Based on the foregoing, it is our opinion that the Shares of common stock covered by the Registration Statement and to be issued pursuant to the Plan, when issued in accordance with the terms and conditions of the Plan, will be validly issued, and, upon receipt of the consideration required by the Plan, fully paid and nonassessable.

This opinion letter is provided to you for your benefit and for the benefit of the Securities and Exchange Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent. We hereby consent to the inclusion of this opinion as Exhibit 5.1 in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Foley & Lardner LLP Foley & Lardner LLP